UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Information Statement

☒ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SUPER LEAGUE GAMING, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF SUPER LEAGUE GAMING, INC.

May 8, 2023

Dear Stockholders of Super League Gaming, Inc.:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.001 per share (“Common Stock”), as well as to holders of each series of preferred stock, par value $0.001 per share (“Preferred Stock”), consisting of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series A-2 Convertible Preferred Stock, par value $0.001 per share (the "Series A-2 Preferred"), Series A-3 Convertible Preferred Stock, par value $0.001 per share (the "Series A-3 Preferred"), Series A-4 Convertible Preferred Stock, par value $0.001 per share (the "Series A-4 Preferred"), and Series A-5 Convertible Preferred Stock, par value $0.001 per share (the "Series A-5 Preferred") of Super League Gaming, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on March 22, 2023 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that the following actions (the “Corporate Actions”) were approved by written consent of a majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors:

(i)

an amendment to the Company’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 100,000,000 shares to 400,000,000 shares;

(ii)

Consent to the grant of certain additional investment rights associated with the offering and sale of the Company’s Series AA Convertible Preferred Stock, par value $0.0001 per share (“Series AA Preferred”), in order to comply with Listing Rule 5635(b) of the Nasdaq Capital Market, LLC (“Nasdaq”), which requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control, which Nasdaq considers to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position; and

(iii)

Approve the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Series AA Convertible Preferred Stock, which allow for the conversion price of the Series AA Preferred to be adjusted in the event of a future issuance of securities below the then-current conversion price, in order to comply with Listing Rule 5635(d) of Nasdaq (“Rule 5635(d)”), which requires shareholder approval prior to the issuance of securities in a transaction other than a public offering (A) when the issuance (i) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (ii) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance, and (B) is below the Minimum Price (as defined in Rule 5635(d)).

As of the Record Date, we had 60,019,587 issued and outstanding shares of Common Stock on a fully diluted basis (excluding options, restricted stock grants and warrants), taking into consideration the conversion of all issued and outstanding shares of our Preferred Stock. The approval by written consent of the Majority Shareholders, and the approval by written consent of those holders of Preferred Stock voting as a separate class, constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and our Amended and Restated Bylaws to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Actions, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors,

/s/ David Steigelfest
David Steigelfest
Chief Platform Officer, Corporate Secretary and Director

Santa Monica, California

May 8, 2023

Super League Gaming, Inc.

2912 Colorado Avenue, Suite #203

Santa Monica, California 90404

Tel. (213) 421-1920

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Super League Gaming, Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.001 per share (“Common Stock”), as well as each series of our preferred stock, par value $0.001 per share (“Preferred Stock”), consisting of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series A-2 Convertible Preferred Stock, par value $0.001 per share (the "Series A-2 Preferred"), Series A-3 Convertible Preferred Stock, par value $0.001 per share (the "Series A-3 Preferred"), Series A-4 Convertible Preferred Stock, par value $0.001 per share (the "Series A-4 Preferred"), and Series A-5 Convertible Preferred Stock, par value $0.001 per share (the "Series A-5 Preferred", and collectively with the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, and Series A-4 Preferred, the “Series A Stock”), as of the close of business on March 22 , 2023 (the “Record Date”), to provide information with respect to the following actions (the “Corporate Actions”) that were approved by majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors acting by written consent:

(i)

an amendment to the Company’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 100,000,000 shares to 400,000,000 shares (the “Charter Amendment”); and

(ii)

Consent to the grant of certain additional investment rights associated with the offering and sale of the Company’s Series AA Convertible Preferred Stock, par value $0.0001 per share (“Series AA Preferred”), in order to comply with Listing Rule 5635(b) (“Rule 5635(b)”) of the Nasdaq Capital Market, LLC (“Nasdaq”), which requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control, which Nasdaq considers to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position (a “Change in Control”); and

(iii)

Approve the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Series AA Convertible Preferred Stock (the “Certificate of Designations”), which allow for the conversion price of the Series AA Preferred to be adjusted in the event of a future issuance of securities below the then-current conversion price, in order to comply with Listing Rule 5635(d) of Nasdaq (“Rule 5635(d)”), which requires shareholder approval prior to the issuance of securities in a transaction other than a public offering (A) when the issuance (i) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (ii) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance, and (B) is below the Minimum Price (as defined in Rule 5635(d)).

Our Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing.

In addition, the Company’s Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control, which Nasdaq considers to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position (a “Change in Control”), and is subject to Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance of securities in a transaction other than a public offering when the issuance (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance.

Accordingly, approval of the Corporate Actions required the affirmative vote or approval by written consent of a majority of our issued and outstanding voting securities on an as-converted basis, including our Common Stock, Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, and Series A-5 Preferred.

The approval of the Private Placement for purposes of Nasdaq Rule 5635(b) and Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, for the determination of shareholders entitled to receive notice of the approval of the Corporate Actions and to receive a copy of this Information Statement, there were 5,329 shares of Series A Preferred outstanding, 1,297 shares of Series A-2 Preferred outstanding, 1,733 shares of Series A-3 Preferred outstanding, 1,934 shares of Series A-4 Preferred outstanding, and 2,299 shares of Series A-5 Preferred outstanding, each of which are entitled to act with respect to the Corporate Actions.

As of March 17, 2023, the Company had 60,019,587 issued and outstanding shares of Common Stock on an as converted basis (excluding options, restricted stock grants and warrants), which represented 60,019,587 votes, consisting of 37,605,887 attributable to Common Stock, 8,643,607 attributable to Series A Preferred, 1,951,561 attributable to Series A-2 Preferred, 2,585,038 attributable to Series A-3 Preferred, 5,088,150 attributable to Series A-4 Preferred, and 4,145,344 attributable to Series A-5 Preferred.

Our Board of Directors approved the Corporate Actions by unanimous resolution, subject to shareholder approval, on March 17, 2023, 2023, and on April 5, 2023 we received executed written consents approving the Corporate Actions from holders of our Common Stock and Preferred Stock representing 30,457,994 voting shares, or approximately 50.7% of our outstanding voting class.

We have obtained all corporate approvals necessary to approve and authorize the Corporate Actions. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporate Actions by written consent and giving shareholders notice of the Corporate Actions as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF CORPORATE ACTIONS

______________________________

CORPORATE ACTION NO. 1

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Our Certificate of Incorporation currently authorizes a total of 100,000,000 shares of Common Stock for issuance. Effective as of March 17, 2023 and April 5, 2023, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 400,000,000 shares, resulting in a total increase of 300,000,000 shares of Common Stock (the “Charter Amendment”). The Company is not increasing the number of authorized shares of Preferred Stock. The increase in the number of authorized shares of Common Stock will become effective upon filing the Certificate of Amendment with the Delaware Division of Corporations, which will reflect the 300,000,000 share increase in the number of authorized shares of our Common Stock. We expect to file the Certificate of Amendment with the State of Delaware as soon as practicable after twenty days following the date that this Information Statement is first mailed to shareholders. The Certificate of Amendment is provided with this Information Statement as Annex A.

Purpose of and Rationale for Capital Increase

The objective of the Charter Amendment is to ensure we have a sufficient number of shares authorized for future issuances, including the conversion of outstanding shares of the Company’s Preferred Stock and the Series AA Preferred to be issued pursuant to Corporate Action No. 2, as well as to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers and other corporate purposes, as well as to avoid the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny us the flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

As of March 17, 2023, there were 37,605,973 shares of Common Stock issued and outstanding. In addition to that amount, as of March 17, 2023, there were:

●

22,413,700 shares of our Common Stock reserved for issuances upon conversion of our Preferred Stock, including 8,643,607, 1,951,561, 2,585,038, 5,088,150 and 4,145,344 upon conversion of our Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred, respectively;

●

5,852,244 shares of Common Stock issuable upon the exercise of warrants to purchase our Common Stock, with a weighted average exercise price of $3.82 per share, including 3,249,986 warrants issuable to the Placement Agent pursuant to the Placement Agency Agreement;

●

2,464,057 shares of Common Stock issuable upon exercise of outstanding stock options under our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) with a weighted average exercise price of $4.83 per share;

●	2,046,467 shares of Common Stock issuable upon vesting of outstanding restricted stock units.

As a result, as of the Record Date, 70,429,654 shares of Common Stock were issued and outstanding on a fully diluted basis, taking into consideration the conversion of all shares of Preferred Stock, the exercise of outstanding options issued under the 2014 Plan, and the exercise of outstanding Common Stock purchase warrants. The above does not include any shares that may be issued under the 2014 Plan or the shares to be issued pursuant to Corporate Action No. 2. In addition to shares of Common Stock issuable upon conversion or exercise of our outstanding derivative securities, we may desire to issue and sell shares of our Common Stock in capital raising transactions to fund our working capital requirements. These financings are often conducted at a discount to the prevailing market price of our Common Stock. The last reported sales price of our Common Stock was $0.4218 per share on April 13, 2023, as reported on the NASDAQ Capital Market. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, may require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing shareholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that the issuance of shares of Common Stock is desirable and in the best interests of shareholders. Although the Company will seek additional sources of working capital, the Company currently does not have any commitments, arrangements, understandings or agreements, written or oral, regarding the issuance of additional shares of Common Stock.

Effect of Charter Amendment

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. Our Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our shareholders, except as provided under the DGCL or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock is then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

The Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock and Preferred Stock.

Anti-Takeover Effects

Although the Charter Amendment is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board of Directors determines is not in the best interests of the Company and its shareholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the shareholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

CORPORATE ACTION NO. 2

APPROVAL OF CERTAIN SERIES AA CONVERTIBLE PREFERRED STOCK TERMS

The Private Placement

On March 24, 2023, the Company entered into a Private Placement Agreement (the “Placement Agency Agreement”) with a registered broker-dealer (the “Placement Agent”) , pursuant to which the Company agreed to issue and sell up to 2,000 shares of its to-be-designated Series AA Preferred (the “Shares”) at a price of $1,000 per share, to certain accredited investors (the “Investors”), for gross proceeds of up to $20,000,000, including an overallotment of $10,000,000 (the “Private Placement”), pursuant to certain subscription agreements to be entered into with the Investors across one or more closings (collectively, the “Subscription Agreements”). The Placement Agency Agreement contains customary representations and warranties by the Company and customary conditions to closing. The Board believes it is in the best interests of the Company to raise capital in the Private Placement in order to fund the working capital needs of the Company.

Approval of Additional Investment Rights

Pursuant to Nasdaq Rule 5635(b), if an issuer intends to issue securities in a transaction which could result in a change of control, which Nasdaq considers to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position (a “Change in Control”), the issuer generally must obtain the prior approval of its stockholders.

Pursuant to the Subscription Agreements, subscribers of a minimum of $3,500,000 (or such lower amount as agreed to by the Company in its sole discretion) of Series AA Preferred Stock (the “Minimum AIR Amount”) shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms as the Series AA Preferred (for these purposes, “AAA1 Preferred” and “AAA2 Preferred”) (the “AIR”), as follows:

(i)

Immediately following the applicable closing in the Private Placement, and through the date that is 18 months thereafter, subscribers of $3,500,000 or more of Series AA Preferred may purchase an additional $3,500,000 of AAA1 Preferred (or a dollar amount equal to its initial investment amount to the extent of an investment in excess of the Minimum AIR Amount) at $1,000 per share (the “Original Issuance Price”), with a conversion price equal to the conversion price on the date of original purchase (the “Conversion Price”);

(ii)

Immediately following the applicable closing in the Private Placement and through the date that is 18 months thereafter, subscribers of $3,500,000 or more of Series AA Preferred may purchase an additional $3,500,000 of AAA2 Preferred (or a dollar amount equal to its initial investment amount to the extent of an investment in excess of the Minimum AIR Amount) at the Original Issue Price, with a conversion price equal to 125% of the Conversion Price.

In addition, if, (i) for twenty (20) consecutive days following the final closing of Private Placement (the “Final Closing”), the closing price of the Company’s Common Stock on the NASDAQ Capital Market, exceeds an amount equal to three hundred percent (300%) of the then current Conversion Price on the Shares, (ii) the Common Stock trades at a minimum volume of 500,000 shares during such 20 day period, and (iii) the underlying shares of Common Stock for which the Shares are convertible into are registered for resale with the SEC pursuant to an effective registration statement, the Company shall have the right to require subscribers to exercise the initial AIR for AAA1 Preferred (or the second AIR for AAA2 Preferred, if the initial AIR for AAA1 Preferred has previously been consummated). Pursuant to the Subscription Agreements, holders of Series A Stock that participate in the Offering will not be subject to the Minimum AIR Amount as a condition to receiving additional investment rights to purchase AAA1 Preferred and AAA2 Preferred commensurate with its initial investment amount on the terms set forth above.

Approval of Conversion Price Adjustments

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue securities in a transaction other than a public offering when the issuance (i)(a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance, and (ii) is below (y) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (z) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), the issuer generally must obtain the prior approval of its stockholders.

The Certificate of Designations sets forth that upon receipt of the approval by the Majority Stockholders, for as long as Series AA Preferred remains outstanding and subject to certain carveouts as described in the Certificate of Designations, (A) if the Company conducts an offering at a price per share less than the then current conversion price (the “Future Offering Price”) consisting of Common Stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction(s), then in such event the conversion price of the Series AA Preferred shall be adjusted to the greater of: (i) the Future Offering Price and (ii) the conversion price floor of 20% of the conversion price as of the effective date of the Certificate of Designations (the “Conversion Price Floor”); and (B) if, as of the 24-month anniversary date of the first closing of the Private Offering (the “First Closing “), the volume weighted average price (“VWAP”) for the five trading days immediately prior to each 24-month anniversary date(s) is below the then current conversion price, the holder will receive a corresponding adjustment to the then current conversion price, with such adjustment not to exceed the Conversion Price Floor (the “VWAP Adjustment” and collectively the, Conversion Price Adjustments”). As the Conversion Price Adjustments would constitute “Future Priced Securities,” stockholder approval was required before such provisions could take effect as it would cause an issuance below the Minimum Price.

The number of shares of Common Stock to be issued to the Investors in the Private Placement upon conversion of the Series AA Preferred, AAA1 Preferred, and AAA2 Preferred, could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(b) and under Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(b) and Nasdaq Rule 5635(d), the Majority Stockholders were required to approve the issuance of the Additional Investment Rights prior to such Additional Investment Rights becoming available to the holders of Series AA Preferred.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file a registration statement to permit the public resale of the shares of Common Stock underlying the Series AA Preferred. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of May 5, 2023 for (i) each of our executive officers and directors individually, (ii) all of our executive officers and directors as a group, and (iii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. The percentage of beneficial ownership in the table below is based on 37,605,973 shares of common stock deemed to be outstanding as of May 5, 2023, excluding shares reserved for issuance upon exercise and/or vesting of awards issued under our 2014 Plan.

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Options and Warrants	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)
Officers and Directors:
Ann Hand
Chief Executive Officer and Chair	196,684	852,649	1,049,333	(3)	2.7%
David Steigelfest
Chief Platform Officer, Corporate Secretary and Director	105,899	291,028	396,927	(4)	1.0%
Clayton Haynes
Chief Financial Officer	54,761	108,881	163,642	(5)	*
Matt Edelman
President and Chief Commercial Officer	93,520	94,507	188,027	(6)	*
Jeff Gehl
Director	172,383	25,001	197,384	(7)	*
Kristin Patrick
Director	54,273	-	54,273	(8)	*
Michael Keller
Director	241,282	26,418	267,700	(9)	*
Mark Jung
Director	169,206	-	169,206	(10)	*
Executive Officers and Directors as a Group (8 persons)	1,088,008	1,398,484	2,486,492		6.4%

5% Shareholders:
Evolution Media MC Holdings, LLC
100 Wilshire Blvd, Suite 1200
Santa Monica, CA 90401	9,574,187	-	9,574,187		24.5%

______________________

* Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Gaming, Inc., 2912 Colorado Avenue, Suite #203, Santa Monica, CA 90404.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting common stock subject to outstanding rights to acquire shares of voting common stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)

Includes (i) 516,667 shares of common stock issuable upon conversion of warrants exercisable within 60 days of May 5, 2023, and (ii) 335,982 shares of common stock issuable upon exercise of stock options exercisable within 60 days of May 5, 2023. Excludes 23,530 RSUs that will not be vested within 60 days of May 5, 2023.

(4)

Includes 290,194 shares of common stock issuable upon exercise of stock options exercisable within 60 days of May 5, 2023 held directly, and (ii) 834 shares issuable upon exercise of stock options exercisable within 60 days of May 5, 2023 held jointly with spouse. Excludes 50,853 RSUs that will not be vested within 60 days of May 5, 2023.

(5)	Includes 108,881 shares issuable upon conversion of stock options exercisable within 60 days of May 5, 2023. Excludes 42,053 RSUs that will not be vested within 60 days of May 5, 2023.

(6)

Includes (i) 94,507 shares issuable upon conversion of stock options exercisable within 60 days of May 5, 2023, and (ii) 12,500 shares of common stock held by 3MB Associates, LLC. Excludes 50,510 RSUs that will not be vested within 60 days of May 5, 2023.

(7)

Includes (i) 25,001 shares of common stock issuable upon exercise of stock options exercisable within 60 days of May 5, 2023 held directly, (ii) 76,911 shares of common stock held by BigBoy Investment Partnership, LLC, (iv) and 24,532 shares of common stock held by BigBoy, LLC. Excludes 60,000 RSUs that will not be vested within 60 days of May 5, 2023. Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625.

(8)	Excludes 60,000 RSUs that will not be vested within 60 days of May 5, 2023.

(9)

Includes (i) 181,301 shares of common stock held by the Michael R. Keller Trust, (ii) 2,854 shares of common stock, and (iii) 2,854 shares of common stock held by the Keller 2004 IRR Trust FBO Charles. Excludes 60,000 RSUs that will not be vested within 60 days of May 5, 2023.

(10)	Includes 119,602 shares of common stock held in the Reporting Person’s IRA account. Excludes 60,000 RSUs that will not be vested within 60 days of May 5, 2023.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this proxy statement the following documents:

●	our Annual Report on Form 10-K, for the year ended December 31, 2022, filed on March 31, 2023;
●	our Current Report on Form 8-K, filed on January 20, 2023;
●	our Current Report on Form 8-K, filed on February 6, 2023;
●	our Current Report on Form 8-K, filed on April 10, 2023;
●	our Current Report on Form 8-K, filed on April 25, 2023; and
●	our Current Report on Form 8-K, filed on May 4, 2023.

Any statement incorporated by reference in this proxy statement from an earlier dated document that is inconsistent with a statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement.

Any person to whom this proxy statement is delivered may (i) request copies of this proxy statement and any of the documents incorporated by reference herein, without charge, by written request to:

Super League Gaming, Inc.

2912 Colorado Avenue, Suite #203

Santa Monica, California 90404

or by calling us at (213) 421-1920. In addition, stockholders as of the Record Date may download copies of each of the documents incorporated by reference herein from our website at http://ir.superleague.com or from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this proxy statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this proxy statement.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on or after May 25, 2023.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.